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                                                                 EXHIBIT 4.2(i)


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                               CINEMARK USA, INC.,


                          THE GUARANTORS PARTIES HERETO


                                       AND

               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
                                   AS TRUSTEE

                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 7, 2003


                                       TO


                                    INDENTURE

                          DATED AS OF FEBRUARY 11, 2003


                                   ----------



                      9% SENIOR SUBORDINATED NOTES DUE 2013

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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of May 7, 2003, is among Cinemark USA, Inc., a Texas corporation (the "COMPANY"), the subsidiary guarantors parties hereto (the "SUBSIDIARY GUARANTORS") and The Bank of New York Trust Company of Florida, N.A., as trustee under the Indenture referred to below (the "TRUSTEE").

                                    RECITALS

         A. The Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of February 11, 2003 (the "INDENTURE") providing for the issuance of 9% Senior Subordinated Notes due 2013 (the "SECURITIES").

         B. The Company is issuing $210,000,000 of Additional Notes as permitted by Sections 2.15 and 4.9 of the Indenture (the "ADDITIONAL NOTES").

         C. Pursuant to Section 9.1(f) of the Indenture, the Company, when authorized by a resolution of its Board of Directors, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture to provide for the issuance of Additional Notes.

         D. The Company and the Subsidiary Guarantors desire and have requested the Trustee to enter into this Supplemental Indenture to provide for the issuance of the Additional Notes as permitted by Section 9.1(f) of the Indenture.

         E. Cinemark Paradiso, Inc., a Texas corporation and a Subsidiary Guarantor, changed its name to Greeley Holdings, Inc. pursuant to that certain Articles of Amendment to the Articles of Incorporation of Cinemark Paradiso, Inc. as filed with the Secretary of State of the State of Texas, effective March 6, 2003.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                    ARTICLE I
                          Definitions; Additional Notes

         Section  1.1   Definitions.

         (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import

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used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         Section 1.2 Additional Notes. Attached hereto as Annex 1 is a copy of the form of Officers' Certificate required by Section 2.15 of the Indenture in connection with the issuance of the Additional Notes. The definition of the term "ADDITIONAL NOTES" set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: "On May 7, 2003, the Company issued $210,000,000 of Additional Notes, as more particularly described in the First Supplemental Indenture hereto, dated as of such date."

                                   ARTICLE TWO
                            Miscellaneous Provisions

         Section 2.1 Counterparts. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         Section 2.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.3 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.4 Successors and Assigns. This Supplemental Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Supplemental Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2 of the Indenture and each of the Subsidiary Guarantors may not assign this Supplemental Indenture except as expressly permitted by Section 11.4 of the Indenture. Without limiting the generality of the foregoing, this Supplemental Indenture shall inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Supplemental Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or any provision herein contained.

         Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

         Section 2.6 Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         Section 2.7 Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including


                                       2
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the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company, the Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.


                            [SIGNATURE PAGES FOLLOW]



                                       3
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         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Indenture as of the date first above written.

                                       CINEMARK USA, INC.
                                       SUNNYMEAD CINEMA CORP.
                                       CINEMARK MEXICO (USA), INC
                                       CINEMARK INVESTMENTS CORPORATION
                                       CINEMARK LEASING COMPANY
                                       GREELEY HOLDINGS, INC.
                                       CINEMARK PARTNERS I, INC.
                                       CINEMARK PROPERTIES, INC.
                                       MISSOURI CITY CENTRAL 6, INC.
                                       MULTIPLEX SERVICES, INC.
                                       TRANS TEXAS CINEMA, INC.
                                       CINEMARK, L.L.C.


                                       By:       /s/ MICHAEL D. CAVALIER
                                                --------------------------------
                                       Name:    Michael D. Cavalier
                                       Title:   Vice President-General Counsel



                                       CNMK INVESTMENTS, INC.
                                       MULTIPLEX PROPERTIES, INC.
                                       CNMK DELAWARE INVESTMENTS I, L.L.C.
                                       CNMK DELAWARE INVESTMENTS II, L.L.C.


                                       By:      /s/ VATONI RAGSDALE
                                               ---------------------------------
                                       Name:    Vatoni Ragsdale
                                       Title:   President and Treasurer



                                       CNMK DELAWARE INVESTMENT PROPERTIES,
                                       LTD.,by CNMK Delaware Investments I,
                                       L.L.C., its general partner



                                       By:          /s/ VATONI RAGSDALE
                                                --------------------------------
                                       Name:    Vatoni Ragsdale
                                       Title:   President and Treasurer


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                                       LAREDO THEATRE, LTD., by CNMK TEXAS
                                       PROPERTIES, LTD., its general partner,

                                       by Sunnymead Cinema Corp., the general
                                       partner of CNMK Texas Properties, Ltd.,


                                       By:          /s/ MICHAEL D. CAVALIER
                                                --------------------------------
                                       Name:    Michael D. Cavalier
                                       Title:   Vice President-General Counsel



                                       CNMK TEXAS PROPERTIES, LTD.

                                       by Sunnymead Cinema Corp., its general
                                       partner,


                                       By:          /s/ MICHAEL D. CAVALIER
                                                 -------------------------------
                                       Name:    Michael D. Cavalier
                                       Title:   Vice President-General Counsel



                                       THE BANK OF NEW YORK TRUST COMPANY OF
                                       FLORIDA, N.A., as Trustee


                                       By:          /s/ PATRICK T. GIORDANO
                                                --------------------------------
                                       Name:    Patrick T. Giordano
                                       Title:   Vice President





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                                     ANNEX 1

                          FORM OF OFFICERS' CERTIFICATE